UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 4, 2008, Micromet, Inc. (the “Company”) notified The NASDAQ Stock Market (“NASDAQ”) that, as a result of the resignation of Barclay Phillips as a member of the Company’s Board of Directors (the “Board”) and its audit committee effective as of August 29, 2008, the Company’s Audit Committee has only two independent directors and therefore is no longer in compliance with NASDAQ Marketplace Rule 4350(d)(2)(A). On September 5, 2008, the Company informed NASDAQ that the Board has instructed the nominating & corporate governance committee to review the current composition of all board committees and to propose to the board whether to fill the vacancy on the audit committee with a current board member or whether to initiate a search process to identify a qualified candidate to fill the vacancy left by the resignation of Mr. Phillips. The Company further notified NASDAQ that it intends to rely on the cure provisions of NASDAQ Rule 4350(d)(4)(B) and expects to complete the process of filling the vacancy on the audit committee, and provide evidence of its compliance with Marketplace Rule 4350 to NASDAQ, by the earlier of the Company’s next annual shareholders' meeting or August 29, 2009, as required under said rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: September 5, 2008
By: /s/ Matthias Alder
Name: Matthias Alder
Title: Senior Vice President & General Counsel